UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: October 15, 2018
(Date of earliest event reported)

ITT INC.
(Exact name of registrant as specified in its charter)

Indiana	1-5672	81-1197930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Westchester Avenue White Plains, New York
(Address of principal executive offices)

10604
(Zip Code)

(914) 641-2000
Registrant’s telephone number, including area code:
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Arrangements of Certain Officers.

(d) Election of Directors. On October 15, 2018, the Board of Directors of ITT Inc. (the “Company”) elected Dr. Cheryl L. Shavers and Sabrina Soussan to its Board of Directors (the “Board”) to be effective immediately.

The Board considered the independence of Dr. Shavers and Ms. Soussan under New York Stock Exchange listing standards and the Company's Corporate Governance Principles and concluded that both are independent directors under the applicable standards. Dr. Shavers’ and Ms. Soussan’s initial committee assignments will be determined at a later date.

Neither Dr. Shavers nor Ms. Soussan is party to any arrangement or understanding pursuant to which they were elected to the Board, nor are they or any of their immediate family members a party, either directly or indirectly, to any transaction with the Company that would be required to be reported under Item 404(a) of Regulation S-K. Dr. Shavers and Ms. Soussan will each receive compensation and be subject to indemnification for serving as a member of the Board consistent with the Company’s normal arrangements for non-employee directors, as described in the Company’s proxy statement for its 2018 Annual Meeting of Shareholders. As described in the proxy statement, Dr. Shavers and Ms. Soussan will receive an annual cash retainer and restricted stock unit award promptly following their election, in each case to be pro-rated to reflect their partial year of service on the Board.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated into this Form 8-K by reference.

Under the Company’s Corporate Governance Principles, directors shall not stand for reelection after reaching the age of 72 (the “Retirement Age Provision”). Pursuant to the Retirement Age Provision, the Company’s non-executive Chairman, Frank T. MacInnis, was scheduled to retire at the 2019 Annual Meeting of Shareholders in May 2019. However, in light of the Company’s previously-announced chief executive officer transition which is effective January 1, 2019 and in order to assist in this executive leadership transition, the Board approved a one-year waiver to the Retirement Age Provision to permit Mr. MacInnis to stand for reelection at the 2019 Annual Meeting of Shareholders and, should he be elected, to continue in his role as Chairman for one additional year.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.        Description
99.1            Press Release issued by ITT Inc., dated October 15, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT Inc. (Registrant)

October 15, 2018	By:	/s/ Mary E. Gustafsson
		Name:	Mary E. Gustafsson
		Title:	Senior Vice President, General Counsel and Chief Compliance Officer (Authorized Officer of Registrant)

3